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                              EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 1st day of June, 1996, by and between BENEDEK BROADCASTING CORPORATION, a Delaware corporation, with offices at 308 West State Street, Rockford, Illinois 61101 (hereinafter called the "Company") and A. RICHARD BENEDEK, residing at 211 Central Park West, New York, New York 10024 (hereinafter called "Executive").

                               W I T N E S S E T H

     WHEREAS, the Company desires to employ Executive and Executive is willing to undertake such employment on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Employment. The Company hereby employs Executive as its Chief Executive Officer to perform such supervisory or executive duties on behalf of the Company as the Board of Directors of the Company may from time to time determine.

     2. Duties. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, he will devote substantially all of his business time and his attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Company, will perform the duties of the Company's Chief Executive Officer, subject, at all times, to the direction and control of the Board of Directors of the Company. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Board of Directors of the Company shall from time to time establish. During the period of Executive's employment hereunder, Executive shall not be entitled to additional compensation for serving in any office of the Company or any of its subsidiaries to which he is elected.

     3. Term. Executive shall be employed for a term of four years commencing as of the 1st day of June, 1996, and ending on the 31st day of May, 2000. After the expiration of the term, the employment of the Executive shall continue "at will" until terminated for any reason by either Executive or the Company upon 90 days' prior written notice.

     4. Compensation. As full compensation for his services hereunder, the Company will pay to Executive the following:

          4.1 Base Salary. A base salary at the rate of $525,000 (the "Initial Base Salary") per annum during 1996 and such amount not less than the Initial Base Salary as the Company and Executive may agree upon as to each year thereafter. The Company shall pay Executive the base salary in accordance with the Company's normal payroll practices. Executive shall also be eligible to receive a bonus in respect of each fiscal year of the term of this Agreement in such amount as the Company may determine.


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          4.2 Additional Benefits. Executive shall also be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any pension, profit-sharing, retirement, hospitalization, insurance, medical service, or other employee benefit plan generally available to the executives of the Company which may be in effect from time to time during the period of his employment hereunder, it being understood that the Company shall pay the entire cost of any health insurance or disability insurance maintained by the Company for Executive in accordance with the Company's policies generally in effect. Except for such health insurance and disability insurance, the Company shall be under no obligation to institute or continue the existence of any such employee benefit plan and may from time to time amend, modify or terminate any such employee benefit plan.

          4.3 Vacations. Executive shall be entitled to a paid vacation (in addition to Company-wide holiday periods) during the period of his employment by the Company in accordance with the Company's vacation policies for employees of comparable level, as in effect from time to time. Executive's employment by the Company in any year is not a precondition to Executive's entitlement to vacation time in the year subsequent thereto.

     5. Reimbursement. The Company shall reimburse Executive for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company, upon the submission to the Company of appropriate vouchers therefor, provided that such expenses shall in all events be incurred in accordance with and within applicable limits under the Company's expense reimbursement policy in effect from time to time.

     6. Non-Compete.

          6.1 Executive shall not, during the full term of this Agreement, for himself or on behalf of any other person, partnership, corporation or entity, directly or indirectly, or by action in concert with others, own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, any business entity which is engaged in any business in which the Company or any of its subsidiaries is currently engaged or is engaged at the time of termination of Executive's employment hereunder. Nothing herein contained shall be deemed to prohibit Executive from investing his funds in securities of a company if the securities of such company are listed for trading on a national stock exchange or traded in the over-the-counter market and Executive's holdings therein represent less than one (1%) percent of the total number of shares or principal amount of other securities of such company outstanding.

          6.2 Executive acknowledges that the provisions of this Paragraph 6 are reasonable and necessary for the protection of the Company, and that each provision, and the period or periods of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be divisible. In the event that any provision of this Paragraph 6, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

     7. Confidentiality. Executive shall hold in a fiduciary capacity for the benefit of the Company all information, knowledge and data relating to or concerned with its operations, sales,


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business and affairs, and he shall not, at any time hereafter, use, disclose or divulge any such information, knowledge or data to any person, firm or corporation other than to the Company or its designees or except as may otherwise be required in connection with the business and affairs of the Company.

     8. Property Rights. Any invention, improvement, design, development or discovery conceived, developed, created or made by Executive alone or with others, during the period of his employment hereunder and applicable to the business of the Company, whether or not patentable or registrable, shall become the sole and exclusive property of the Company. Executive shall disclose the same promptly and completely to the Company and shall, during the period of his employment hereunder and at any time from time to time thereafter (i) execute all documents requested by the Company for vesting in the Company the entire right, title and interest in and to the same, (ii) execute all documents requested by the Company for filing and prosecuting such applications for patents, trademarks and/or copyrights as the Company, in its sole discretion, may desire to prosecute, and (iii) give the Company all assistance it reasonably requires, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect the Company's right therein and thereto.

     9. Remedies. The parties hereto acknowledge that Executive's services are unique and that, in the event of a breach or a threatened breach by Executive of any of his obligations under this Agreement, the Company will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by Executive, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder.

     10. Executive's Representations and Warranties. Executive represents and warrants to the Company that (i) Executive has the unfettered right to enter into this Agreement on the terms and subject to the conditions hereof, and (ii) neither the execution and delivery of this Agreement by Executive nor the performance by Executive of any of Executive's obligations hereunder constitute or will constitute a violation or breach of, or a default under, any Agreement, arrangement or understanding, or any other restriction of any kind, to which Executive is a party or by which Executive is bound.

     11. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties or any of them. There are no representations, warranties, agreements or understandings other than expressly contained herein. No termination, alteration, modification, variation or waiver of this Agreement or any of the provisions hereof shall be effective unless in writing and signed by the party against whom enforcement thereof is sought.


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     12. Notice. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if sent by certified or registered mail, return receipt and postage prepaid, hand delivered, overnight delivery service or sent by telephone facsimile as follows:

                        If to the Company, to it at:
                        308 West State Street
                        Rockford, Illinois 61101
                        Attention: President
                        Facsimile:  815-987-5335

                        with a copy to:

                        Paul S. Goodman
                        Shack & Siegel, P.C.
                        530 Fifth Avenue
                        New York, New York 10036
                        Facsimile:  212-730-1964

                        If to Executive, to him at:

                        211 Central Park West
                        New York, New York 10024

Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this Paragraph 12. The date of the giving of any notice sent by mail shall be the date of the posting of the mail.

     13. Assignment. Neither this Agreement nor the right to receive any payments hereunder may be assigned by Executive. It is the intention of the parties hereto that Executive remain employed pursuant to the provisions hereof by any successor of the Company, whether by merger, consolidation, acquisition of all or substantially all of the business or assets, or otherwise, and the Company shall have the right to assign this Agreement to any such successor in interest. This Agreement shall be binding upon Executive, his heirs, executors and administrators and upon the Company, its successors and assigns.

     14. Waiver. No course of dealing nor any delay on the part of the Company in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed entirely therein and each party hereto, by their execution of this Agreement, hereby consents to the personal jurisdiction of the courts of the State of New York and the Federal courts located within such State in connection with any dispute arising under or related to this Agreement and further agrees that service of process in any such action may be made by certified mail to the address set forth herein.

     16. Severability. Should any clause, paragraph or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, paragraphs or parts of this Agreement


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which can be effected without such illegal clause, paragraph or part shall nevertheless remain in full force and effect. If, in the opinion of any court, any clause, paragraph or part of this Agreement is unreasonable or unenforceable, such court shall have the right, power and authority to excise or modify such provisions, or portions thereof, of this Agreement as to the court shall not be reasonable or enforceable and to enforce the remainder of such clause, paragraph or part as so excised or modified.

     17. Binding Effect. This document is not intended to constitute an agreement, commitment, or offer of employment binding upon the Company until and unless executed on behalf of the Company, as provided below, and no representative of the Company has authority to make any commitment or to give any assurance to the contrary.

     18. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


                                   BENEDEK BROADCASTING CORPORATION


                                   By:  /s/ K. James Yager
                                        ---------------------------


                                        /s/ A. Richard Benedek
                                        ---------------------------
                                            A. Richard Benedek


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